As filed with the Securities and Exchange
                               Commission on July 25, 1995

                                                 Registration No. 33-

                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                        FORM S-8

                                 REGISTRATION STATEMENT
                                          Under
                               THE SECURITIES ACT OF 1933

                            COLONIAL DATA TECHNOLOGIES CORP.
                 (Exact name of registrant as specified in its charter)

                 DELAWARE                                       04-2763229
          (State or other jurisdiction of                  (I.R.S. Employer
          incorporation or organization)                Identification Number)


                                  _____________________

               80 Pickett District Road
               New Milford, Connecticut                               06776
               (Address of Principal Executive Offices)             (Zip Code)

             Colonial Data Technologies Corp. 1994 Long-Term Incentive Plan
                                (Full title of the plan)


                                  _____________________

                                  Walter M. Fiederowicz
                            Colonial Data Technologies Corp.
                                80 Pickett District Road
                                 New Milford, CT  06776
                                     (203) 355-3178
                         (Name and address of agent for service)

                                     (203) 355-3178
              (Telephone number, including area code, of agent for service)

                             Calculation of Registration Fee

                                       Proposed      Proposed
                                       maximum       maximum
      Title of each class  Amount      offering      aggregate    Amount of
      of securities to be  to be       price per     offering     registration
      registered           registered  unit<F1>      price<F1>    fee
      Common Stock, par     500,000    $24.3125     $12,156,250    $ 4,191.81
      value $.01            shares
     ____________________

     <F1>  Determined on the basis of the average of the reported high and low sale prices on July 19, 1995 in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee pursuant to Rule 457(h).



                                         PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.  Incorporation of Documents by Reference.

                    The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

                    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

                    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

                    3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B, Registration No. 1-11057, filed with the Securities and Exchange Commission, pursuant to the Exchange Act of 1934.

                    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                    The Company hereby undertakes to provide without charge to each participant in the Colonial Data Technologies Corp. 1994 Long-Term Incentive Plan (the "Plan"), on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Registration Statement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents) and other documents required to be delivered to employee pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended. The above documents that have been or may be incorporated by reference in the Registration Statement are incorporated by reference into the Section 10(a) of the Securities Act of 1933, as amended, prospectus. Requests for such copies should be directed to Secretary, Colonial Data Technologies Corp., 80 Pickett District Road, New Milford, CT 06776, telephone number:
          (203) 355-3178.

          Item 4.  Description of Securities.

                    Not applicable.

          Item 5.  Interests of Named Experts and Counsel.

                    Not applicable.

          Item 6.  Indemnification of Directors and Officers.

                    Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was service at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation; however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorney's fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further proves that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority voted of a quorum consisting of director who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    Article XI of the Company's By-Laws provides, in substance, that directors officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

                    Article Tenth of the Company's Certificate of
          Incorporation provides that the Company shall indemnify any and all persons permitted to be indemnified by Section 145 of DGCL to the fullest extent permitted by the DGCL.

          Item 7.  Exemption from Registration Claimed.

                    Not applicable.

          Item 8.  Exhibits.

          *      Designates Exhibits filed herewith.

            4.1 Specimen Certificate for shares of Common Stock of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement as Form S-2, File No. 33-60033).

            4.2 Form of Representative's Warrants, as amended (Incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-4, File No. 33-30242).

            4.3 Form of Agreement Amending Representative's Warrants dated as of May 30, 1989 entered into between Registrant and the warrant holders (Incorporated by reference to Exhibit 2.10 to the Registrant's Registration Statement on Form S-4, File No. 33-30242).

            4.4 Registrant's 1994 Long Term Incentive Plan (Incorporated by reference to Exhibit 5 to Registrant's Report on Form 10-Q for the quarter ended June 30, 1994, File No. 0-15562).

            4.5 Form of Incentive Stock Option Agreement (Incorporated by reference to Exhibit 6 to Registrant's Report on Form 10-Q for the quarter ended June 30, 1994, File No. 0-15562).

           *5.   Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

          *23.1  Consent of Deloitte & Touche LLP.

          *23.2 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5 filed herewith).

          *24. Power of Attorney (included on signature page of this Registration Statement).



          Item 9.  Undertakings.

                    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)  To include any prospectus required by
               section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)  To include any material information
               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Milford, State of Connecticut on July 25, 1995.

                                        COLONIAL DATA TECHNOLOGIES CORP.



                                        By:  /s/ Robert J. Schock

                                             Robert J. Schock
                                             President and Chief Executive
                                             Officer


                                    POWER OF ATTORNEY

                    Know All Men By These Presents, that each person whose signature appears above or below hereby appoints John N. Giamalis, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities to sign and file any and all amendments to this registration statement under the Securities Act of 1933, and all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature             Capacity in which signed         Date

    /s/ Robert J. Schock             President and Chief        July 25, 1995
                                     Executive Officer
    Robert J. Schock                 (Principal Executive
                                     Officer), Director

    /s/ John N. Giamalis             Vice President and Chief   July 25, 1995
                                     Financial Officer
    John N. Giamalis                 (Principal Accounting and
                                     Financial Officer)

    /s/ Walter M. Fiederowicz        Chairman of the Board of   July 25, 1995
                                     Directors, Director
    Walter M. Fiederowicz

                                     Director
    Constantine Macricostas



    /s/ Frederick P. Masotta, Jr.    Director                   July 25, 1995

    Frederick P. Masotta, Jr.


                                    EXHIBIT INDEX

                                                                 Sequential
       Exhibit No.    Description                                  Page No.

            5.        Opinion of LeBoeuf, Lamb, Greene &
                      MacRae, L.L.P.

          23.1        Consent of Deloitte & Touche LLP
          23.2        Consent of LeBoeuf, Lamb, Greene &
                      MacRae, L.L.P. (included in Exhibit 5
                      filed herewith)

           24.        Power of Attorney (included on
                      signature page of this Registration
                      Statement)